UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

SAPIENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28074	04-3130648
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

131 Dartmouth Street, Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 621-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As contemplated by the Agreement and Plan of Merger, dated as of November 1, 2014 (the “Merger Agreement”), among Publicis Groupe S.A., a French société anonyme (“Parent”), 1926 Merger Sub Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), and Sapient Corporation (the “Company” or “Sapient”), the Company and Parent, on December 12, 2014, entered into a Retention Letter (the “Retention Letter”) with Dr. Christian Oversohl, who is a named executive officer of the Company (the “Executive”), pursuant to, and in substantially the form contemplated by, the Merger Agreement.  Pursuant to the Retention Letter, the Executive will continue employment with Parent for a period of two years after the consummation of the tender offer contemplated by the Merger Agreement (the “Acceptance Time”) and will serve as Senior Vice President, APAC Business Lead in the new Parent division to be named Publicis.Sapient, which will consist of the Company and other related businesses of Parent.  The Executive’s role in Publicis.Sapient will be substantially similar to his current role in the Company.

Under the Retention Letter, the Executive will receive an annual base salary that is no lower than his annual base salary in effect immediately prior to the Acceptance Time and be eligible to receive annual target incentive opportunities that are consistent with those provided to similarly situated executives of Parent and its affiliates.  The Executive will also be eligible to participate in any LTIP equity-based incentive compensation program of Parent established for similarly situated executives of Parent and in employee benefits programs of Parent and its affiliates on the same terms as other similarly situated executives of Parent and its affiliates.  The Executive will also continue to be eligible to receive relocation benefits that have been made available to the Executive under his current compensation arrangements with the Company.  The Executive’s existing Change in Control Severance Agreement with the Company will remain in effect, although the terms of the Retention Letter modify the definition of Good Reason under the Change in Control Severance Agreements to more appropriately reflect the Executive’s new role in Publicis.Sapient and the new compensation arrangements.  Except as specified in the Retention Letter, all other employment and similar agreements between the Executive and the Company are superseded by the Retention Letter.

In light of his new role, the Executive has agreed to be bound by restrictive covenants, including a noncompetition covenant that prohibits engaging in activities that are competitive with the business of Parent for a period of 12 months after termination of employment.

Notice to Investors

This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of the Company.  On November 12, 2014, Parent and Merger Sub filed a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the United States Securities and Exchange Commission (the “SEC”) and the Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with the SEC regarding the tender offer described in this document.  Investors are urged to read these materials carefully and in their entirety (as they may be updated or amended) because they contain important information, including the terms and conditions of the tender offer.  Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that Sapient files with the SEC at the SEC’s website at www.sec.gov, or free of charge from Sapient at www.sapient.com or by directing a request to Sapient at dridlon@sapient.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this report regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits of the proposed transaction, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain requisite regulatory approvals, the tender of a majority of the outstanding shares of common stock of Sapient and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, as well as the Schedule TO and the Schedule 14D-9.  Sapient disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAPIENT CORPORATION

Date: December 16, 2014	By:	/s/ Joseph A. LaSala, Jr.
Name: Joseph A. LaSala, Jr.
Title: Senior Vice President, General Counsel and Secretary